Ex. 10.4
EXTENSION OF EMPLOYMENT AGREEMENT
     This Extension of Employment Agreement is entered into effective as of this 1st day of January, 2010 by and between David T. O’Connor (“Employee”) and Silverleaf Resorts, Inc., a Texas corporation (“Silverleaf”). All terms used herein and not otherwise defined shall have the meanings set forth in the Employment Agreement (the “Agreement”) between Employee and Silverleaf which was effective as of January 1, 2007 (the “Effective Date”).
RECITALS
     A. The Agreement was entered into effective as of January 1, 2007 and will expire under its terms on the third anniversary of the Effective Date, which will be January 1, 2010.
     B. Employee and Silverleaf desire to extend the Term of the Agreement for an additional two-year period.
     NOW, THEREFORE, in consideration of the premises and terms hereinafter set forth, the parties agree as follows:
AGREEMENT
     1. The Term of the Agreement shall be extended for a further two-year period and shall now expire on December 31, 2011.
     2. No other terms or provisions of the Agreement are affected hereby and the parties hereby confirm and ratify all other terms and conditions of the Agreement, including Employee’s current commissions based on the rates set forth in Exhibit “A.”

Dates of Execution:	“SILVERLEAF” SILVERLEAF RESORTS, INC.
March 3, 2010	By:	/S/ ROBERT E. MEAD
Robert E. Mead, Chief Executive Officer

“EMPLOYEE”
March 3, 2010	By:	/S/ DAVID T. O’CONNOR
David T. O’Connor